                                                                   Exhibit 10.61

                          FIFTH AMENDMENT TO AGREEMENT
                          ----------------------------

     This FIFTH AMENDMENT TO AGREEMENT is made effective October 1, 1999 by and between AT&T Corp. ("AT&T") and COMSAT Corporation ("COMSAT").

     WHEREAS, on July 27, 1993, AT&T and COMSAT entered into an Agreement for the provision of telecommunications services (the "1993 Agreement"); and

     WHEREAS, the 1993 Agreement was amended on May 23, 1994, December 7, 1995, January 8, 1997 and July 29, 1997 (the "1994-1997 Amendments"); and

     WHEREAS, the 1994-1997 Amendments were all submitted to the Federal Communications Commission ("FCC") pursuant to Section 211 of the Communications Act; and

     WHEREAS, the Parties have decided to further amend the 1993 Agreement in order to facilitate COMSAT's provision of satellite telecommunications services to AT&T.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties hereby amend the 1993 Agreement as follows:

     1. Article II, entitled "Definitions," is amended by modifying the following definition as indicated:

          6.   Digital Bearer Circuits.  64 Kbps equivalent circuits (which may
               -----------------------
               or may not be aggregated into larger carrier sizes or contained in Bulk Offering Allotments) used to carry public switched and private line traffic, including IDR Circuits, TDMA Circuits, and IBS Circuits with Rate 3/4 or 1/2 FEC coding, but excluding leased transponder service for dedicated applications, e.g., wideband mobile, cable restoration, Internet. Carrier size equivalents for IDR and IBS shall be as follows:

Carrier Size            No. of 64 Kbps Equivalents
----------------------  --------------------------
       512 Kbps                      8
     1.024 Mbps                     16
     1.544 Mbps                     24
     2.048 Mbps                     30
     6.312 Mbps                     90
     8.448 Mbps                    120

     2.  Article II is further amended by adding the following definitions:

          18.  IBS Circuits.  Circuits provided for "IBS" or "New IBS" Service
               ------------
               as defined in COMSAT World Systems Tariffs F.C.C. No. 1 and F.C.C. No. 3. For purposes of this Fifth Amendment to Agreement, all IBS Circuits will be considered "New IBS."

          19.  Bulk Offering Allotment.  An 18 or 36 MHz bandwidth allotment
               -----------------------
               provided pursuant to Article V of the 1993 Agreement.

          20.  Standard Circuits.  Digital Bearer Circuits having terms of one
               -----------------
               year or more and going through Standard A or C earth stations (or, in the case of IBS Circuits, Standard B or E-3 earth stations as well) that are in carrier sizes of 1.544 Mbps or greater with Rate 3/4 FEC coding.

          21.  Non-Standard Circuits.  Digital Bearer Circuits having terms of
               ---------------------
               one year or more and going through Standard A or C earth stations (or, in the case of IBS Circuits, Standard B or E-3 stations as well) that are in carrier sizes smaller than 1.544 Mbps and/or with Rate 1/2 FEC coding.

          22.  Sub-Standard Circuits.  Digital Bearer Circuits having terms of
               ---------------------
               less than one year and/or going through earth stations smaller than Standard A or C (or, in the case of IBS Circuits, smaller than Standard B or E-3).

          23.  Baseline Amount.  The number of Digital Bearer Circuits leased
               ---------------
               from COMSAT by AT&T as of October 1, 1999.

          24.  Minimum Amounts.  The minimum number of Digital Bearer Circuits
               ---------------
               that AT&T commits to lease from COMSAT under Article III.K at all times during each of the years 2000 through 2006.

          25.  Maximum Amount.  The maximum number of Digital Bearer Circuits
               --------------
               that AT&T may lease from COMSAT under Article III.L at any given time during each of the years 2003 through 2006 under the terms of this Fifth Amendment to Agreement.

          26.  Current Monthly Rates.  The COMSAT rates for Digital Bearer
               ---------------------
               Circuits currently applicable to AT&T pursuant to tariff or contract immediately prior to the effective date of this Fifth Amendment to Agreement.

          27.  Current Average Rate.  The average of the Current Monthly Rates
               --------------------
               AT&T paid to COMSAT pursuant to tariff or contract for Digital Bearer Circuits immediately prior to the effective date of this Fifth Amendment to Agreement.

          28.  Incremental Circuits.  Digital Bearer Circuits in excess of 105%
               --------------------
               of the Baseline Amount as defined herein.

     3. Article III, entitled "Previously Committed Circuits," is amended by adding the following paragraphs K through L:

          K. AT&T agrees to lease from COMSAT on a take-or-pay basis the following Minimum Amounts of Digital Bearer Circuits during each of the years 2000 through 2006:

     2000:  85.02% of Baseline Amount
     2001:  82.36% of Baseline Amount
     2002:  79.70% of Baseline Amount
     2003:  44.28% of Baseline Amount
     2004:  22.14% of Baseline Amount
     2005:  22.14% of Baseline Amount
     2006:   8.86% of Baseline Amount

     In each year, AT&T must pay for the full Minimum Amount throughout the entire year.

          L. AT&T may lease from COMSAT the following Maximum Amounts of Digital Bearer Circuits during each of the years 2003 through 2006 under the terms of this Fifth Amendment to Agreement:

     2003:  200% of Minimum Amount
     2004:  200% of Minimum Amount
     2005:  200% of Minimum Amount
     2006:  200% of Minimum Amount

     Starting no later than January 1, 2002, AT&T and COMSAT shall negotiate future traffic commitments in terms of price, lease term and volume. If there is no follow-on agreement in place by December 31, 2002, Digital Bearer Circuits shall be made available to AT&T by COMSAT at the rates resulting from application of paragraphs G through I of Article IV below only for circuits comprising no more than the Maximum Amount specified above, and any Digital Bearer Circuits above the Maximum Amount shall be the subject of a separate negotiation.

     4. Article IV, entitled "Base and Additional Circuits," is amended by adding the following paragraphs G through M:

          G. Subject to the conditions set forth in paragraphs H through K below, in consideration for the total value of AT&T's circuit commitments under paragraph K of Article III above, COMSAT's monthly rates for AT&T's Standard and Non-Standard Digital Bearer Circuits shall be the Current Monthly Rates less the following discounts off the Current Average Rate:

     As of October 1, 1999:   9.75%
     As of January 1, 2001:  18.22%
     As of January 1, 2002:  26.68%

     For administrative convenience, COMSAT shall bill AT&T for each Digital Bearer Circuit at the average of the applicable monthly rates for all of AT&T's Digital Bearer Circuits, except as provided in paragraphs H and I below.

          H. If at any time the total number of AT&T's Non-Standard Circuits exceeds 10% of the total number of AT&T's active Standard and Non-Standard Circuits, all Non-Standard Circuits in excess of 10% shall be charged at the monthly rate resulting from application of paragraph G, plus a surcharge of 30%. If at any time the total number of AT&T's Non-Standard Circuits with 1/2 FEC coding exceeds 3.3% of the total number of AT&T's active Standard and Non-Standard Circuits, all Non-Standard Circuits with 1/2 FEC coding in excess of 3.3% shall be charged at the monthly rate resulting from application of paragraph G, plus a surcharge of 30%. All Sub-Standard Circuits shall be charged at the applicable Current Monthly Rate, less the discounts set forth in paragraph G above. Absent contrary direction from AT&T, COMSAT will apply the 1-year Current

     Monthly Rate (less discount). In no event shall the rate charged to AT&T by COMSAT be less than the rate charged to COMSAT by INTELSAT. All Non-Standard and Sub-Standard Circuits (along with all Standard Circuits) shall be counted toward AT&T's fulfillment of the Minimum Amounts set forth in
     Article III.K above.

          I. In the event that AT&T's total number of Digital Bearer Circuits leased from COMSAT exceeds 105% of the Baseline Amount during any of the years 2000 through 2002, the following additional discounts shall apply to the rates resulting from the application of paragraph G for Incremental
     Circuits:

            Greater than 105% of Baseline Amount:  5%
            Greater than 110% of Baseline Amount:  7%

          J. All Digital Bearer Circuits subject to the rates resulting from application of paragraphs G through I above shall be leased on a take-or-pay basis. In the event AT&T does not take the service, no lump sum termination charges shall apply so long as AT&T continues to pay for the service on a monthly basis. Lease terms for all Digital Bearer Circuits subject to existing lease commitments as of the effective date of this Fifth Amendment to Agreement shall remain unchanged until such time as AT&T's commitment to Minimum Amounts of Digital Bearer Circuits is greater than AT&T's existing lease commitments, at which time that overall commitment shall supersede the lease term commitment for any particular circuit, except that lease terms for all Digital Bearer Circuits above the Minimum Amounts shall run for a period of one year. Circuits ordered by AT&T on a month-to-month basis shall be treated as Sub-Standard Circuits.

          K. The rates resulting from application of paragraphs G through I shall be applicable only to Digital Bearer Circuits on INTELSAT satellites (including replacement satellites, and taking into account the implementation of 2 degrees spacing in the Pacific Ocean Region) at orbital locations that were in operation as of the effective date of this Fifth Amendment to Agreement. These rates shall also apply to capacity on INTELSAT satellites (if any) at other orbital locations to the extent that COMSAT can move its leased capacity to those locations without adverse impact on its cost structure. Otherwise, rates on such satellites shall be the subject of a separate negotiation.

          L. All FM Circuits leased from COMSAT by AT&T, regardless of their current lease term, shall convert as of October 1, 1999 to month-to-month leases at a rate of $565 per circuit per month.

          M. All circuits on all satellites are provided subject to availability from INTELSAT.

     5. Article V, entitled "Bulk Offering," is amended by adding the following paragraph P:

          P. In calculating the number of AT&T's Digital Bearer Circuits for purposes of Articles III and IV above, each of the Bulk Offering Allotments provided pursuant to this Article shall be counted at capacity (i.e., 540 Digital Bearer Circuits per 36 MHz). AT&T remains responsible for loading the Bulk Offering Allotments and the rate of fill shall have no bearing on the terms of this Fifth Amendment to Agreement. In addition, the lease terms of the Bulk Offering Allotments shall be unaffected by this Fifth Amendment to Agreement.

     6. Article VII, entitled "Customer-Supplier Relationship," is amended by designating the existing text of the Article as paragraph A and adding the following paragraphs B and C:

          B. AT&T and COMSAT agree that, during the term of this Agreement as amended, the rates, terms and conditions set forth in this Agreement as amended shall not be subject to any right of renegotiation or rescission that may be conferred by statute or regulation, and AT&T hereby irrevocably waives any such right.

          C. AT&T further agrees that, upon execution of this Fifth Amendment to Agreement, COMSAT may issue a press release announcing that agreement. The text of COMSAT's press release shall be subject to AT&T's approval, which approval shall not be unreasonably withheld. COMSAT agrees that it shall not, without AT&T's prior written consent: (1) engage in any other advertising, promotion or publicity related to this Agreement as amended, or (2) make any other public use of AT&T's trade name, trademark, service mark, insignia, symbol, logo, or other designation of AT&T Corp. or its affiliates.

     7. Article IX, entitled "Term of Agreement," is amended to read as follows:

          The term of this Agreement as amended shall commence on October 1, 1999 and shall run through December 31, 2006. All lease terms for Digital Bearer Circuits that are active as of the effective date of this Fifth Amendment to Agreement and had expiration dates after December 31, 2006 shall now expire on December 31, 2006. All applicable rates, terms and conditions for Digital Bearer Circuits leased during the term of this Agreement as amended shall survive until the expiration of that circuit's lease term. Thus, for example, the rates, terms and conditions for a one-year Digital Bearer Circuit activated on May 1, 2006 would remain in effect until April 30, 2007.

     8. All other provisions of the 1993 Agreement as amended in 1994, 1995 and 1997 shall be interpreted in a manner consistent with this Fifth Amendment, but otherwise shall remain unchanged and continue to have full force and effect.

     9. This Fifth Amendment to Agreement may be executed in counterparts; shall become effective as of October 1, 1999, upon execution by authorized representatives of both Parties; and shall be submitted to the FCC pursuant to
Section 211 of the Communications Act.

     IN WITNESS WHEREOF, each of the Parties hereto has executed this Fifth Amendment to Agreement.

AT&T CORP.                           COMSAT CORPORATION

By: /s/ John D. Cornetta              By: /s/ John H. Mattingly
    --------------------                  ---------------------
    John D. Cornetta                      John H. Mattingly
    Procurement Director                  President, COMSAT Satellite Services

Date:  October 14, 1999